SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2008

LTX-CREDENCE CORPORATION

(Exact name of registrant as specified in charter)

Massachusetts	04-2594045
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1421 California Circle, Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 635-4300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 21, 2008, LTX-Credence Corporation (the “Company”) entered into an Amendment to the Rights Agreements (the “Amendment No. 5”), with Computershare Trust Company, N.A., whereby the Company amended its Rights Agreement, dated as of April 30, 1999 (the “Rights Agreement”), to define Exempted Persons as FMR LLC, provided that such party holds less than a certain specified percentage of the outstanding shares of the Company’s Common Stock. Amendment No. 5 further provides that in the event an Exempted Person’s beneficial ownership changes such that its resulting percentage ownership of the then outstanding shares of Common Stock is outside of the specified range set forth in the definition, then such entity will cease to be an Exempted Person at such time.

Amendment No. 5 is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of Amendment No. 5 does not purport to be completed and is qualified in its entirety by reference to such Exhibit.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits

4.1	Amendment to Rights Agreement, dated as of November 21, 2008, by and between LTX-Credence Corporation and Computershare Trust Company, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2008	LTX-Credence Corporation

	By:	/s/ Mark J. Gallenberger
Mark J. Gallenberger
Vice President & Chief Financial Officer

EXHIBIT INDEX

4.1	Amendment to Rights Agreement, dated as of November 21, 2008, by and between LTX-Credence Corporation and Computershare Trust Company, N.A.